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Exhibit 99.2

FORM OF INSTRUCTIONS FOR COMPLETION OF FOAMEX INTERNATIONAL INC.
RIGHTS CERTIFICATES

CONSULT THE INFORMATION AGENT OR YOUR BANK, BROKER OR OTHER NOMINEE
AS TO ANY QUESTIONS.

        The following instructions relate to the grant by us to holders of our common stock of non-transferable rights to purchase shares of our common stock at an exercise price in cash of $0.65 per share, as described in our prospectus dated                    , 2008 (the "Prospectus").

        We will distribute to stockholders of record of our common stock as of the close of business on                        , 2008, New York City time, at no charge, one non-transferable right for each share of our common stock they hold on the record date.

        The number of rights to which you are entitled is printed on your rights certificate. You should indicate your wishes with regard to the exercise of your rights by completing, executing and returning to the rights agent your rights certificate in the envelope provided. You should ensure that you complete the form on the reverse side of your rights certificate. Capitalized terms not defined herein are defined in the Prospectus.

        YOUR RIGHTS CERTIFICATE AND PAYMENT OF THE EXERCISE PRICE MUST BE RECEIVED BY THE RIGHTS AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON                        , 2008, UNLESS THE TIME PERIOD FOR EXERCISING THE RIGHTS IS EXTENDED BY FOAMEX INTERNATIONAL INC. (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). THE RIGHTS EXPIRE, IF NOT PREVIOUSLY EXERCISED, AT 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE YOU HAVE EXERCISED YOUR RIGHTS, YOU MAY NOT WITHDRAW SUCH EXERCISE.

        IF YOU RETURN YOUR FULLY AND PROPERLY COMPLETED RIGHTS CERTIFICATE TOGETHER WITH THE PAYMENT OF THE EXERCISE PRICE FOR THE SHARES YOU HAVE ELECTED TO PURCHASE TO THE RIGHTS AGENT BY                    , 2008, YOU WILL BE ENTITLED TO RECEIVE A 2% PREMIUM, PAYABLE IN SHARES OF OUR COMMON STOCK, ON ANY SHARES ACQUIRED RESULTING FROM YOUR SUBSCRIPTION FOR SUCH SHARES ON OR PRIOR TO SUCH DATE. YOU SHOULD READ THE PROSPECTUS FOR MORE DETAILS ON THIS EARLY PARTICIPATION PREMIUM.

1.    RIGHTS.

        Each right issued in respect of our common stock is a right to purchase                    additional shares of our common stock at an exercise price of $0.65 per share. You are not required to exercise all of your rights granted to you pursuant to the rights offering. The number of rights to which you are entitled is printed on your rights certificate.

        You should indicate your wishes with regard to the exercise of your rights by completing the appropriate sections of your rights certificate and returning the certificate to the rights agent in the envelope provided pursuant to the procedures described in the Prospectus and in these instructions.

2.    EXERCISING YOUR RIGHTS AND PAYING FOR YOUR SHARES.

        You may exercise your rights by properly completing and signing your rights certificate.

        You must deliver your rights certificate to Mellon Investor Services LLC, which is acting on behalf of the rights agent, Mellon Bank N.A. The address of the rights agent is set forth below and on your rights certificate. THE RIGHTS AGENT WILL NOT ACCEPT A FACSIMILE TRANSMISSION OF YOUR COMPLETED RIGHTS CERTIFICATE.

        The delivery of your rights certificate must be accompanied by full payment of the exercise price for each share you wish to purchase. Your payment of the exercise price must be made in U.S. dollars for the full number of shares of common stock you are purchasing pursuant to the exercise of rights by:

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certified check drawn upon a U.S. bank payable to the rights agent;

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cashier's check drawn upon a U.S. bank or express money order payable to the rights agent; or

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wire transfer of funds to the account maintained by the rights agent for the purpose of the rights offering at:

Mellon Bank NA
ABA 043-000-261
Mellon Investor Services LLC
Reorg A/C 0018518
Ref.: Foamex—Job 185002
Attn.: Michael Eguia
Tel.: (201) 680-3560

—ensure that the wire instructions include the rights certificate number; and

—send your rights certificate via overnight courier to be delivered on the next business day following the day of the wire transfer to the rights agent.

        THE RIGHTS AGENT WILL NOT ACCEPT NON-CERTIFIED CHECKS DRAWN ON PERSONAL OR BUSINESS ACCOUNTS. THE RIGHTS AGENT WILL ACCEPT PAYMENT ONLY BY CERTIFIED CHECK, CASHIER'S CHECK, EXPRESS MONEY ORDER OR WIRE TRANSFER OF FUNDS.

        You should deliver your rights certificate and payment of the exercise price (unless you decide to wire your payment) to the rights agent by mail, by overnight courier or by hand to:

By Mail:	By Overnight Courier or By Hand:
Mellon Investor Services LLC Attn: Corporate Action Dept., 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

        Payment of the exercise price by wire transfer may be made as provided above.

        If you have questions about whether your completed rights certificate or payment has been received, you may call the information agent at (800) 851-9676.

        Your delivery to an address other than the addresses set forth above will not constitute valid delivery.

3.    METHOD OF DELIVERY OF YOUR RIGHTS CERTIFICATE TO THE RIGHTS AGENT.

        The rights agent must receive the rights certificate and payment of the exercise price on or before the Expiration Date. Deposit in the mail will not constitute delivery to the rights agent. The rights agent has discretion to refuse to accept any improperly completed or unexecuted rights certificate. You are responsible for the method of delivery of your rights certificate. We recommend that you send your rights certificate by overnight courier, or if you send your rights certificate by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery of your rights certificate to the rights agent prior to the expiration of the rights offering.

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4.    NON-TRANSFERABILITY OF RIGHTS.

        Only you may exercise the rights. You may not sell, give away or otherwise transfer the rights.

5.    EXERCISING A PORTION OF YOUR RIGHTS.

        If you elect to purchase fewer than all of the shares of our common stock represented by your rights certificate, you must contact the rights agent, at the rights agent's address set forth above, regarding issuance of a new rights certificate representing your unexercised rights.

6.    NO WITHDRAWAL OF EXERCISE OF RIGHTS.

        Once you have exercised your rights, you may not withdraw your exercise in whole or in part for any reason, including a decline in the price of our common stock or upon learning information about us that you consider to be unfavorable, even if we have not yet issued the shares to you.

7.    EXECUTION OF RIGHTS CERTIFICATE.

(a)    Execution by Registered Holder. The signature on the rights certificate must correspond with the name or names of the registered holder(s) exactly as it appears on the face of the rights certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign the rights certificate in accordance with the foregoing. If you sign the rights certificate in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the rights agent in its sole and absolute discretion, you must present to the rights agent satisfactory evidence of your authority to sign in that capacity.

(b)    Signature Guarantees. Your signature on your rights certificate must be guaranteed by an eligible institution if you are exercising your rights, unless:

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  your rights certificate provides that shares are to be delivered to you as record holder of those rights; or

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  you are an eligible institution.

        An "eligible institution" is a "financial institution," which term includes most commercial banks, savings and loan associations and brokerage houses, that is a participant in any of the following: (i) the Securities Transfer Agents Medallion Program; (ii) the New York Stock Exchange, Inc. Medallion Signature Program; or (iii) the Stock Exchanges Medallion Program.

(c)    Special Mailing Instructions. If you wish for the shares issued pursuant to the exercise of your rights or any excess of your exercise price payment that is not applied for purchase of shares to be mailed to a person other than yourself or to yourself at an address other than that shown on the front of the rights certificate, then the section of the rights certificate titled "Special Mailing Instructions" must be completed.

8.    PROCEDURES FOR DTC PARTICIPANTS.

        If your rights are held of record through The Depository Trust Company ("DTC"), you may exercise your rights for each beneficial holder by instructing DTC, or having your broker instruct DTC, to transfer your rights from your account to the account of the rights agent, together with certification as to the aggregate number of rights you are exercising and the exercise price for the shares you have elected to purchase pursuant to your exercise of rights.

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9.    ISSUANCE OF OUR COMMON STOCK.

        If you properly exercise your rights, you will be deemed to own the shares from the time of the closing of the rights offering. We will issue shares as soon as practicable after the closing of the rights offering. We have the discretion to delay or to refuse altogether distribution of any shares you may elect to purchase through the exercise of rights if necessary to comply with applicable securities laws. No interest will be paid to you on the funds you deposit with the rights agent. If we do not apply your full exercise price payment to your purchase of shares of our common stock, we will return the excess amount to you without interest as soon as practicable after the expiration date of the rights offering.

10.    U.S. HOLDERS: FORM W-9.

        If you elect to exercise the rights, you should provide the rights agent with a correct Taxpayer Identification Number on the Substitute Form W-9, included in the rights certificate. Additional copies of Form W-9 may be obtained upon request from the rights agent at the address indicated above or by calling the telephone number indicated above. Failure to provide the information on the form may subject you to a $50 penalty and to federal income tax backup withholding with respect to dividends that may be paid by us on our shares of common stock purchased upon the exercise of rights (for those holders exercising rights). See the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, which are included with these instructions.

11.    NON-U.S. HOLDERS: FORM W-8.

        Certain non-U.S. persons are not subject to backup withholding and information reporting requirements. A non-U.S. person may qualify as an exempt recipient by submitting to the rights agent a properly completed Internal Revenue Service Form W-8BEN (or other applicable form), signed under penalty of perjury, attesting to that person's exempt status. A non-U.S. person may be entitled to certain treaty benefits that reduce or eliminate U.S. withholding tax on dividends paid on common shares under the terms of a tax treaty between the United States and the non-U.S. person's country of residence. Such non-U.S. person must demonstrate its entitlement to treaty benefits by providing a Form W-8BEN (or other applicable form). Copies of Form W-8BEN (or other applicable form) may be obtained from the Internal Revenue Service or, upon request, from the rights agent. Non-U.S. persons should consult their tax advisors with respect to the application of U.S. information reporting and backup withholding rules to the ownership and disposition of our shares of common stock.

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GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

U.S. person. Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income.

For federal tax purposes you are considered a U.S. person if you are:

An individual who is a citizen or resident of the United States,

A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, or

Any estate (other than a foreign estate) or a domestic trust. See Regulations sections 301.7701-6(a) and 7(a) for additional information.

Partners and partnerships must consult their own tax advisors regarding the application of these rules to them.

Foreign person. If you are a foreign person, do not use Substitute Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes. If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Substitute Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Substitute Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications,

and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester, or

2. You do not certify your TIN when required (see the Part II instructions below for details), or

3. The IRS tells the requester that you furnished an incorrect TIN, or

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only). Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name. If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your social security card on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name" line.

Limited liability company (LLC). Check the "Limited liability company" box only and enter the appropriate code for the tax classification ("D" for disregarded entity, "C" for corporation, "P" for partnership) in the space provided.

For a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner's name on the "Name" line. Enter the LLC's name on the "Business name" line.

For an LLC classified as a partnership or corporation, enter the LLC's name on the "Name" line and any business, trade, or DBA name on the "Business name" line.

Other entities. Enter your business name as shown on required federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name" line.

Note: Check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt From Backup Withholding

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the "Exempt payee" box in the line following the business name, sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note: If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

Exempt payees. Backup withholding is not required on any payments made to the following payees:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for ...	THEN the payment is exempt for ...
Interest and dividend payments	All exempt recipients except for 9
Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker
Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 (1)	Generally, exempt recipients 1 through 7 (2)

(1) See Form 1099-MISC, Miscellaneous Income, and its instructions.

(2) However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees; and payments for services paid by a Federal executive agency.

Part I. Taxpayer Identification
Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-owner LLC that is disregarded as an entity separate from its owner, enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity's EIN.

Note. See the chart below for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an

ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses/ and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Substitute Form W-9 but do not have a TIN, fill out the box entitled "CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER."

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Substitute Form W-9. You may be requested to sign by the withholding agent even if items 1,4, and 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt From Backup Withholding above.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

1. Interest, dividend, broker, and barter exchange Accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983.

You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the
Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee (1)
b. So-called trust account that is not a legal or valid trust under state law	The actual owner (1)
5. Sole proprietorship or single-owner LLC	The owner (3)
For this type of account:	Give name and EIN of:
6. Sole proprietorship or single-owner LLC	The owner (3)
7. A valid trust, estate, or pension trust	Legal entity (4)
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership
11. A broker or registered nominee	The broker or nominee
12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name and you may also enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, IRS encourages you to use your SSN.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

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FORM OF INSTRUCTIONS FOR COMPLETION OF FOAMEX INTERNATIONAL INC. RIGHTS CERTIFICATES CONSULT THE INFORMATION AGENT OR YOUR BANK, BROKER OR OTHER NOMINEE AS TO ANY QUESTIONS.
GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9